Preliminary evidence for pharmacodynamic effects of RG7916 in JEWELFISH, a study in patients with spinal muscular atrophy who previously participated in a study with another SMN2-splicing targeting therapy C.A. Chiriboga1, E. Mercuri2, D. Fischer3, D. Kraus4, M. Alexander5, G. Armstrong6, H. Kletzl4, M. Gerber4, Y. Cleary4, K. Gelblin4, T. Bergauer4, K. Gorni4 and O. Khwaja4 1Department of Neurology, Columbia University Medical Center, New York, NY, USA; 2Paediatric Neurology and Nemo Center, Catholic University and Policlinico Gemelli, Rome, Italy; 3Department of Neurology, University of Basel Hospital, Basel, Switzerland; 4Roche Pharmaceutical Research and Early Development, Roche Innovation Center, Basel, Switzerland; 5Roche Pharmaceutical Research and Early Development, Roche Innovation Center New York, New York, NY, USA; 6Roche Products Ltd, Welwyn Garden City, UK Table 1: JEWELFISH study overview JEWELFISH Type 2 or 3 SMA Key inclusion criteria • Confirmed diagnosis of 5q-autosomal recessive SMA • Previous participation in a study with an antisense oligonucleotide targeting SMN2 splicing or an SMN2 splicing modifier other than RG7916 • Any number of SMN2 gene copies allowed Key exclusion criteria • Concomitant participation in any investigational drug or device study • Participation in any investigational drug or device study, other than an antisense oligonucleotide targeting SMN2 splicing or SMN2 splicing modifier study, within 90 days of screening or 5 half-lives of the drug, whichever is longer • History of gene or cell therapy • Recently initiated treatment (>6 months prior to enrollment) with oral salbutamol or another beta 2-adrenergic agonist taken orally • Recent history (>1 year) of ophthalmologic disease Primary endpoints Safety PK: Mean plasma concentration, Cmax, AUC and Ctrough of RG7916 and metabolites Secondary endpoints PD: SMN mRNA and protein levels in blood Figure 1: SMN2 FL/SMNΔ7 mRNA ratio over time Figure 2: SMN protein concentration over time Figure 3: The SMN protein ratio over time Background • Spinal muscular atrophy (SMA) is a rare hereditary neuromuscular disease caused by loss of function of the survival of motor neuron 1 (SMN1) gene.1 • SMA is characterized by progressive degeneration of spinal cord α-motor neurons, leading to muscle weakness and atrophy.2 • While SMN1 produces full-length (FL) SMN protein, a second gene, SMN2, produces only low levels of functional SMN protein.1 • RG7916 is an orally available, centrally and peripherally distributed investigational small molecule designed to modify the splicing of the SMN2 pre-mRNA, resulting in increased production of SMN2 FL mRNA, and subsequently SMN protein.3 • Although SMA has traditionally been viewed as a disease of motor neurons, increasing evidence indicates that SMA is a multi-system or whole-body disorder.4 Therapies that increase SMN protein levels systemically may have the potential to have broader therapeutic benefit than those targeting the motor neurons alone. • JEWELFISH is an exploratory, open-label study (NCT03032172) to establish the safety and tolerability of RG7916 in people who have previously participated in a study with another therapy targeting SMN2 splicing.5 Study design • JEWELFISH is a multicenter, open-label study primarily evaluating the safety and tolerability of once-daily oral administration of RG7916 in patients aged 12–60 years with Type 2 or 3 SMA who have previously participated in a study with therapy targeting SMN2 splicing (Table 1). — This includes patients previously enrolled in the MOONFISH study with RG7800 and those previously enrolled in studies with nusinersen. — Planned enrollment is 24 patients, to include 16 previous MOONFISH patients and 8 previous nusinersen study patients. • JEWELFISH will also investigate the pharmacodynamics (PD) and pharmacokinetics (PK) of RG7916 treatment in non-naïve patients. • As planned in the study protocol, a Safety Monitoring Committee reviews all safety information from all JEWELFISH participants. Results • Data from 3 patients with up to 4 weeks’ exposure are shown. • To date, no drug-related adverse events leading to study discontinuation have been observed in JEWELFISH, and no stopping rules have been met. • Preliminary PD data from 3 JEWELFISH patients show a rapid increase in the SMN2 FL/SMNΔ7 mRNA ratio, with an approximately 2-fold increase at 4 hours after treatment onset. The SMN2 FL/SMNΔ7 mRNA ratio increased up to 4-fold from baseline over 4 weeks of RG7916 treatment (Figure 1). • SMN protein analysis indicated an increase in SMN concentration over 4 weeks of RG7916 treatment (Figure 2), with an up to 4-fold increase in the SMN ratio compared with baseline in 1 patient and up to 2-fold increase in the other 2 patients (Figure 3). Conclusions • All 3 patients showed increases in SMN2 FL/SMNΔ7 mRNA ratio and SMN protein increases of up to 4-fold. • The JEWELFISH protocol will be amended to the dose level selected for the pivotal Part 2 of SUNFISH6. • Safety and PK/PD data from SUNFISH Part 1 informed the selection of a pivotal RG7916 dose level; see Mercuri E et al. SUNFISH poster. • To date, RG7916 has been safe and well tolerated at all doses and there have been no drug-related safety findings leading to withdrawal in any SMA patients exposed to RG7916. Acknowledgments We would like to thank the patients and their families for participation in these studies. This study is funded by F. Hoffmann La-Roche. The authors thank Paul Grimsey, Yumi Cleary and Marianne Gerber of Roche Pharmaceutical Research and Early Development, Roche Innovation Center, Basel, Switzerland for data analysis support. We would also like to thank our collaborators at PTC Therapeutics and the SMA Foundation. The authors thank Craig O'Hare, PhD, of MediTech Media UK for providing medical writing support, which was funded by F. Hoffmann La-Roche Basel, Switzerland, in accordance with Good Publication Practice (GPP3) guidelines. Abbreviations AUC, area under curve; Cmax, maximum observed plasma concentration; Ctrough, trough plasma concentration; FL = full-length; PD, pharmacodynamics; PK, pharmacokinetics; SMA, spinal muscular atrophy; SMN, survival of motor neuron. References 1. Tisdale S, et al. J Neurosci. 2015;35(23):8691-8700. 2. Mercuri E, et al. Lancet Neurol. 2012;11(5):443-452. 3. Naryshkin NA, et al. Science. 2014;345(6197):688-693. 4. Hamilton G & Gillingwater TH. Trends Mol Med. 2013;19(1):40-50. 5. ClinicalTrials.gov. NCT03032172. Updated 2017. Accessed January, 2017. 6. ClinicalTrials.gov. NCT02908685. Updated 2017. Accessed January, 2017. 1 0 1 2 3 4 2 3 4 mRNA SMN2 FL/SMNΔ 7 (fold increase from baseline ) Time (weeks) Patient 1 Patient 2 Patient 3 Baseline 2 0 1 2 3 4 6 4 SMN protein (ng/mL ) Time (weeks) Patient 1 Patient 2 Patient 3 1 0 1 2 3 4 2 3 4 S MN protein rati o (fold increase from baseline ) Time (weeks) Patient 1 Patient 2 Patient 3 Baseline Presented at the International Scientific Congress on Spinal Muscular Atrophy, Krakow, Poland, 25–27 January 2018